Rule 17g-1-Bonding of Officers and Employees of
Registered Management Investment Companies

17g-1(g)(1)(ii)(c): Statement showing the amount of the single insured bond which each investment company would have provided and maintained had it not been named as an insured under a joint insured bond


JPMorgan Trust I
$2,500,000


JPMorgan Trust II
2,500,000


Undiscovered Managers Funds
 900,000


JPMorgan Insurance Trust
1,000,000
J.P. Morgan Fleming Mutual Fund Group, Inc.
2,500,000

J.P. Morgan Mutual Fund Group 450,000
J.P. Morgan Mutual Fund Investment Trust
1,250,000
JPMorgan Institutional Trust
 2,500,000

Pacholder High Yield Fund, Inc.
525,000

J.P. Morgan Access Multi-Strategy Fund, L.L.C.
1,000,000

J.P. Morgan Access Multi-Strategy Fund II
400,000

The Premium for JPMorgan Trust I, JPMorgan Trust II, Undiscovered Managers Funds, JPMorgan Insurance Trust, J.P. Morgan Fleming Mutual Fund Group, Inc., J.P. Morgan Mutual Fund Group, J.P. Morgan Mutual Fund Investment Trust, JPMorgan Institutional Trust, Pacholder High Yield Fund, Inc., J.P. Morgan Access Multi-Strategy Fund, L.L.C. and J.P. Morgan Access Multi-Strategy
Fund II is paid for the period March 1, 2011 to March 1, 2012.